Contact:

William S. Jones
Executive Vice President
And Chief Administrative Officer
(615) 849-2272

CAVALRY BANCORP DECLARES $.07 PER SHARE
QUARTERLY CASH DIVIDEND

Murfreesboro, Tennessee (February 25, 2005) Cavalry Bancorp, Inc. (NASDAQ: CAVB) today announced that its Board of Directors has approved the regular quarterly cash dividend of $0.07 per share. The dividend is payable April 15, 2005, to shareholders of record on March 31, 2005. The quarterly amount is equivalent to an annualized rate of $0.28 per share.

Cavalry Bancorp is the parent of Cavalry Banking, a community-oriented financial institution operating nine retail offices in Rutherford and Bedford Counties in Central Tennessee.

114 West College Street, P.O. Box 188, Murfreesboro, Tennessee 37133-0188
Telephone 615/893-1234 ∙ Fax 615/849-3309 ∙ www.cavb.com